Exhibit 5.1

Stradley Ronon Stevens & Young, LLP
1250 Connecticut Avenue, N.W., Suite 500
Washington, DC 20036-2652
Telephone 202.822.9611
Fax 202.822.0140
www.stradley.com

March 13, 2015

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

Re:	Registration Statement on Form S-3 of Bryn Mawr Bank Corporation

Ladies and Gentlemen:

We have acted as counsel to and for Bryn Mawr Bank Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) relating to the issuance by the Company of up to 73,947 shares of its Common Stock, par value $1.00 per share (the “Shares”) to certain persons upon the exercise of options granted to such persons under the Amended and Restated 2005 Stock Incentive Plan (the “Plan”) of Continental Bank Holdings, Inc. (“CBH”). The options were assumed by the Company upon the closing of the merger of CBH with and into the Company.

We have examined copies of the Registration Statement, including the Section 10(a) prospectus constituting a part of the Registration Statement, the Company’s Amended and Restated Articles of Incorporation, included as Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on November 21, 2007 (and incorporated by reference in the Registration Statement), the Company’s Amended and Restated Bylaws, included as Exhibit 3.2 to the Company’s Form 8-K filed with the Commission on November 21, 2007 (and incorporated by reference in the Registration Statement), the Plan, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof, or the application of securities or “blue sky” laws of any jurisdiction (except federal securities laws). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement or any prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

In addition, our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court

Philadelphia, PA — Malvern, PA — New York, NY — Harrisburg, PA — Wilmington, DE — Cherry Hill, NJ — Washington, DC

A Pennsylvania Limited Liability Partnership

Bryn Mawr Bank Corporation

March 13, 2015

of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Shares have been issued and delivered upon payment in full of the consideration therefor pursuant to and in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act of 1933, as amended.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Registration Statement and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Shares of the Company proposed to be issued. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Stradley Ronon Stevens & Young, LLP

STRADLEY RONON STEVENS & YOUNG, LLP